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                                                                    EXHIBIT 23.2

                                 HOULIHAN LOKEY HOWARD & ZUKIN
                       -----------------------------------------------
                              A SPECIALTY INVESTMENT BANKING FIRM


April 15, 1997

To the Board of Directors of
WHG Resorts & Casinos Inc.

We consent to i) the attachment of our solvency opinion letter as an Annex to the Form 10 for WHG Resorts & Casinos Inc. and ii) use of our firm's name and description of our solvency opinion and analysis prepared in connection with WHG Resorts & Casinos Inc.'s proposed spin off from WMS Industries Inc.


Very truly yours,

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.


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